--------------------------------------------------------------------------------


                        IMAGING TECHNOLOGIES CORPORATION

                          REGISTRATION RIGHTS AGREEMENT

                               SEPTEMBER 17, 1998

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                       Page
1.   Registration Rights                                                1
     -------------------
     1.1   Definitions                                                  1
     --------------------------------------------------------------------
     1.2   Mandatory Registration                                       2
     --------------------------------------------------------------------
     1.3   Obligations of the Company                                   2
     --------------------------------------------------------------------
     1.4   Furnish Information                                          4
     --------------------------------------------------------------------
     1.5   Expenses of Registration                                     4
     --------------------------------------------------------------------
     1.6   Indemnification                                              4
     --------------------------------------------------------------------
     1.7   Reports Under Securities Exchange Act of 1934                6
     --------------------------------------------------------------------
     1.8   "Market Stand-Off" Agreement                                 6
     --------------------------------------------------------------------
     1.9   Termination of Registration Rights                           7
     --------------------------------------------------------------------
     1.10  Other Registration Rights; Eligibility for Form S-3          7
     --------------------------------------------------------------------
     1.11  Payment upon Effectiveness of Registration Statement         7
     --------------------------------------------------------------------

2.   Miscellaneous                                                      7
     -------------
     2.1   Successors and Assigns                                       7
     --------------------------------------------------------------------
     2.2   Governing Law                                                7
     --------------------------------------------------------------------
     2.3   Counterparts                                                 7
     --------------------------------------------------------------------
     2.4   Titles and Subtitles                                         8
     --------------------------------------------------------------------
     2.5   Notices                                                      8
     --------------------------------------------------------------------
     2.6   Expenses                                                     8
     --------------------------------------------------------------------
     2.7   Amendments and Waivers                                       8
     --------------------------------------------------------------------
     2.8   Severability                                                 8
     --------------------------------------------------------------------
     2.9   Entire Agreement                                             8
     --------------------------------------------------------------------
     2.10  Each Investor Acting Severally                               8
     --------------------------------------------------------------------
     2.11  Representation                                               9
     --------------------------------------------------------------------

Schedule A        Schedule of Investors

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


     THIS REGISTRATION RIGHTS AGREEMENT is made as of the 17th day of September 1998 (the "Effective Date"), by and between Imaging Technologies Corporation, a Delaware corporation (the "Company"), and the investors listed on SCHEDULE A hereto, each of which is herein referred to individually as an "Investor" and all of which are herein referred to collectively as the "Investors."


                                    RECITALS
                                    --------

     WHEREAS, the Company and two of the Investors are parties to the Common Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") pursuant to which the Company has agreed to sell and such Investors have agreed to purchase shares of the Common Stock of the Company;

     WHEREAS, the Company has entered into certain Subordinated Note Purchase Agreements of even date herewith with the Investors (the "Note Purchase Agreements" and together with the Stock Purchase Agreement, the "Purchase Agreements") pursuant to which the Company has agreed to sell and two of the Investors have each agreed to purchase a subordinated promissory note (the "Notes") and warrant (the "Warrants") to purchase up to an aggregate of 490,000 shares of the Common Stock of the Company; and

     WHEREAS, in order to induce the Company to enter into the Purchase Agreements and to induce the Investors to purchase shares of the Common Stock and the Notes and Warrants from the Company, as applicable, pursuant to the Purchase Agreements, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register the shares of Common Stock sold by the Company and purchased by certain of the Investors pursuant to the Stock Purchase Agreement and to register the 490,000 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") sold by the Company and purchased by the Investors pursuant to the Note Purchase Agreements and certain other matters as set forth herein.

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

        1.1 DEFINITIONS.  For purposes of this Section 1:

            (a) The term "Act" means the Securities Act of 1933, as amended.

            (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC

            (c) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

            (d) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

            (e) The term "Registrable Securities" means (i) the Common Stock purchased by the Investors pursuant to the Stock Purchase Agreement as set forth on SCHEDULE A hereto, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants purchased by the Investors pursuant to the Note Purchase Agreements as set forth on SCHEDULE A hereto and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) and/or (ii) above.

            (f)  The   number  of  shares  of   "Registrable   Securities   then
outstanding" shall be determined by the number of shares of Common Stock outstanding which are Registrable Securities.

            (g)  The  term  "SEC"  shall  mean  the   Securities   and  Exchange
Commission.

     1.2 MANDATORY REGISTRATION. The Company shall prepare, and, on or prior to sixty (60) days after the Effective Date, file with the SEC a registration statement on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration, subject to the consent of the Investors holding a majority of the Registrable Securities which consent will not be unreasonably withheld), covering the resale of all of the Registrable Securities. The Company shall use its best efforts to have the registration statement declared effective by the SEC as soon as practicable, but in no event later than one hundred fifty (150) days after the Effective Date.

     1.3 OBLIGATIONS OF THE COMPANY. In connection with the registration statement filed pursuant to Section1.2, the Company shall:

     (a) Keep such registration statement effective for a period of up to the earlier of one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to (A) the period the Investor refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company plus (B) the period, if any, during which the
Investor's ability to sell its Registrable Securities pursuant to the registration statement has been deferred by the Company pursuant to this Section 1.3(a); and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement. In order to sell any Registrable Securities pursuant to such registration statement, the Investor must first give written notice to the Company's Chief Financial Officer of such Investor's present intention to sell some or all of such Registrable Securities (a "Notice of Resale"). Upon receipt of such Notice of Resale, the Company will give written notice to the Investor as soon as practicable, but in no event more than three (3) business days after such receipt, that the prospectus contained in the registration statement is current and that the sale may commence or that the Company is required under the Securities Act to amend the registration statement in order to cause the prospectus to be current. In the event that the Company determines an amendment to the registration statement is necessary, it will file and cause the amendment to become effective as soon as practicable, whereupon it will notify the Investor that the sale may commence. Furthermore, if the Company furnishes to the Investor a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected or amended at such time due to the existence of a material development or potential material development involving the Company which the Company would be obligated to disclose in the prospectus contained in the Form S-3 registration statement, which disclosure would in the good faith judgment of the Board of Directors of the Company be premature or otherwise inadvisable at such time and would have a material adverse affect upon the Company and its shareholders, the Company will have the right to defer the sale by an Investor pursuant to the Form S-3 registration statement for a period of not more than forty-five (45) days after receipt of the Notice of Resale; PROVIDED, HOWEVER, that the Company will not utilize this right more than twice in any twelve (12) month period.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

            (c) Furnish to the Investors such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     1.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Investor's Registrable Securities.

     1.5 EXPENSES OF REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 for each Investor, including (without limitation) all registration, filing, and qualification fees and printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities and fees and disbursements of counsel for the selling Investors.

     1.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

            (a) To the  extentpermitted  by law, the Company will  indemnify and hold harmless each Investor, any underwriter (as defined in the Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay to each such Investor, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to an Investor, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Investor, underwriter or controlling person.

            (b) To the extent permitted by law, each selling Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Investor selling securities in such registration statement and any controlling person of any such underwriter or other Investor, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto arise out of or are based upon any Violation, in each case to the extent (and only to the extent ) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration; and each such Investor will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided further that in no event shall any indemnity under this subsection 1.6(b) exceed the gross proceeds from the offering received by such Investor.

            (c)  Promptly  after  receipt  by an  indemnified  party  under this
Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

            (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

            (f) The  obligations of the Company and Investors under this Section
1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and the termination of this Agreement.

     1.7 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit an Investor to sell securities of the Company to the public without registration, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the date hereof;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

            (c) furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.


     1.8 "MARKET STAND-OFF" AGREEMENT. Each Investor hereby agrees that during the period of duration not to exceed 90 days specified by the Company and an underwriter of capital stock of the Company, following the effective date of a registration statement pursuant to which the Company is offering securities under the Securities Act, it shall not, to the extent requested by the Company and such underwriter (and provided the same restriction is agreed to by the officers and directors of the Company), directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to all securities of the Company held by such Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     1.9 TERMINATION OF REGISTRATION RIGHTS. No Investor shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) such time as Rule 144 or another similar exemption under the Act is available for the sale of all of such Investor's Registrable Securities during a three (3)-month period without registration or (ii) after all of such Investor's Registrable Securities have been sold under a registration statement filed pursuant to the provisions of this Section 1.

     1.10 OTHER REGISTRATION RIGHTS; ELIGIBILITY FOR FORM S-3. The Company represents and warrants that as of the date hereof it has entered into agreements granting registration rights to the holders of certain warrants to purchase an aggregate of 360,000 shares of its Common Stock, which number of shares under each of such warrants is subject to certain antidilution and other adjustments. The Company further represents and warrants that as of the date hereof it meets the requirements for use of Form S-3 for registration of the resale by the Investors of the Registrable Securities and the Company has filed all reports required to be filed by the Company with the SEC so as to obtain such eligibility for the use of Form S-3.

     1.11 PAYMENT UPON EFFECTIVENESS OF REGISTRATION STATEMENT. Within five (5) business days after the date (the "Measurement Date") the SEC declares effective the registration statement filed pursuant to Section 1.2 above, the Company shall pay to each Investor an amount equal to the quotient obtained by dividing
(i) the aggregate purchase price paid by such Investor for such Investor's Registrable Securities multiplied by the product of (a) the number of calendar days elapsed between the date of this Agreement and the Measurement Date and (b) 0.16, by (ii) 365.

  2. MISCELLANEOUS

     2.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     2.2 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles.

     2.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     2.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be sent to the address indicated for such party on the signature page hereof (provided that any party at any time may change its address by ten (10) days' advance written notice to the other parties), and shall be deemed effectively given upon the earlier of actual receipt thereof by the person to whom notice is directed or (i)in the case of notices and communications sent by personal delivery or facsimile, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable facsimile number, (ii)in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii)in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

     2.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     2.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

     2.8 SEVERABILITY. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     2.9  ENTIRE   AGREEMENT.   This  Agreement,   together  with  the  Purchase
Agreements, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     2.10 EACH INVESTOR ACTING SEVERALLY. Each Investor undertakes his or its obligations hereunder and makes the representations, warranties and covenants as set forth hereunder severally and not jointly.

     2.11 REPRESENTATION. By executing this Agreement, each Investor acknowledges and agrees that Brobeck, Phleger & Harrison LLP represents the Company solely and that such Investor has been advised to, and has had an opportunity to, consult with its own attorney in connection with this Agreement.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   THE COMPANY:

                                   IMAGING TECHNOLOGIES CORPORATION,
                                   a Delaware corporation



                                   By: /s/Brian Bonar
                                       --------------------------------
                                       Brian Bonar, President and Chief
                                       Executive Officer


                          Address:     11031 Via Frontera
                                       San Diego, CA  92127



                                       INVESTORS:

                                       AMERICAN INDUSTRIES, INC., An Oregon
                                       corporation




                                   By: /s/Howard Hedinger
                                       ----------------------------

                                   Its: President
                                        ---------------------------


                          Address: 1750 NW Front Avenue, Suite 106 Portland, Oregon 97209


                                        /s/Ellison Morgan
                                        --------------------------
                                        Ellison Morgan

                          Address:      11510 SW Summerville Street
                                        Portland, Oregon  97219


                                        /s/Harry Saal
                                        --------------------------
                                        Harry Saal

                          Address: c/o Imaging Technologies Corporation 11031 Via Frontera
                                        San Diego, CA  92127

                                   SCHEDULE A
                                   ----------

                              SCHEDULE OF INVESTORS
                              ---------------------


     American Industries, Inc.

     Ellison Morgan